SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

DEMAND MEDIA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	20-4731239
(State of Incorporation	(I.R.S. Employer
or Organization)	Identification No.)

1299 Ocean Avenue, Suite 500
Santa Monica, California	90401
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered

Common Stock, $0.0001 par value	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-168612

Securities to be registered pursuant to Section 12(g) of the Act: Not Applicable

Item 1.  Description of Registrant’s Securities to be Registered.

The description of the Common Stock of Demand Media, Inc. (the “Registrant”) set forth under the caption “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1 (File No. 333-168612) as originally filed with the Securities and Exchange Commission on August 6, 2010, as subsequently amended (the “Registration Statement”), and in the prospectus included in the Registration Statement to be filed separately by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus shall be deemed to be incorporated by reference herein.

Item 2.  Exhibits.

Under the Instructions as to exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: January 21, 2011	DEMAND MEDIA, INC.

	By:	/s/ Richard M. Rosenblatt
Name: Richard M. Rosenblatt
Title: Chief Executive Officer and Chairman of the Board of Directors